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                                                                    EXHIBIT 10.2

               AMENDMENT TO EMPLOYMENT/STOCK REPURCHASE AGREEMENT

            THIS IS AN AMENDMENT (the "2002 AMENDMENT") to that certain Employment/Stock Repurchase Agreement (the "AGREEMENT"), dated as of the 13th day of October, 1999, between MPOWER COMMUNICATIONS CORP., a Nevada corporation (the "COMPANY"), and Rolla P. Huff ("EXECUTIVE"), as amended on August 1, 2001(the "2001 AMENDMENT"). Terms defined in the Agreement and not otherwise defined herein have the meaning given to them in the Agreement.

            Company and Executive, for and in consideration of the promises, terms and conditions contained herein, do hereby agree to make the following amendments to the Agreement.

            1. Item 3 of the Agreement is deleted in its entirety, and replaced by the following:

            "Term of Agreement. This Agreement shall be effective as of a date, not later than November 1, 1999, mutually agreeable to the Parties (the "EFFECTIVE DATE") and Executive's employment hereunder shall continue until September 18, 2003, unless sooner terminated by either Party for any reason, with or without notice to the other Party (the "INITIAL TERM"). Thereafter, this Agreement shall be automatically renewed on a year-to-year basis upon the expiration of the Initial Term and any subsequent term of this Agreement, unless terminated by either Party for any reason, with or without notice to the other Party."

            2. Item 4.B. of the Agreement is deleted in its entirety and replaced by the following:

            "Executive shall be entitled to a bonus (the "ANNUAL BONUS") of up to one hundred percent (100%) of his Base Salary each calendar year based on either (a) Company's achievement of certain annual targets to be established by Company's Board of Directors in conjunction with the establishment of Company's operating budget each year, or
            (b) in the event such targets are not met or an additional bonus is warranted, in the discretion of Company's Board of Directors."

            3. Item 4.D of the Agreement is deleted in its entirety, and is replaced by the following:

            "D.(1) In the event that Executive's employment with Company ceases for any reason during the Initial Term or any subsequent term of this Agreement, Company shall pay to Executive a "SEVERANCE BENEFIT," equal to the greater of (a) $1.5 million, or (b) two (2) times (i) the Base Salary immediately preceding the date of such cessation of employment and (ii) the "HIGHEST BONUS", where the Highest Bonus equals the greater of the Annual Bonus paid by Company to Executive (x) during the twelve (12) month period immediately preceding the date of such cessation of employment, or (y) during the twelve (12) month period immediately preceding the effective date of the 2002 Amendment (the "AMENDMENT EFFECTIVE DATE"); provided, however, that Executive shall have no right to have paid or payable from the Trust adopted by Company on October 23, 2001 pursuant to a Trust Agreement with HSBC Bank USA as trustee (the "OLD TRUST"),
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            any portion of his Severance Benefit (i) attributable to any increase in Executive's Base Salary after March 31, 2002, or (ii) otherwise in excess of the Severance Benefit or other severance payment that Executive would have been eligible to receive if his employment with Company had terminated as of March 31, 2002 under circumstances entitling him to a Severance Benefit or other severance payment.

            (2) It shall be a condition precedent to the obligations of each of Company and Executive upon the cessation of Executive's employment under this Agreement that each of Company and Executive execute and deliver to the other Party a mutual release and waiver of claims (a "RELEASE") in a form mutually acceptable to each Party. The Severance Benefit shall be paid by Company in a lump-sum, no later than two (2) business days after the expiration of the Revocation Period, as defined in the Release.

            (3) In addition, for a period of five (5) years following the date Executive's employment ceases, Executive and his eligible dependents shall be entitled to participation, at Executive's expense, in such Company healthcare benefits plans, as they may be amended from time to time, as Executive (and his eligible dependents, as applicable) participated in immediately preceding the cessation of his employment (or, if Executive is ineligible to continue to participate in such plans pursuant to the terms thereof, Company shall make reasonable efforts to provide or arrange to provide, at Executive's expense, for substantially similar benefits); provided, however, that Executive must elect continuation coverage under such healthcare benefits plans in accordance with COBRA, effective as of the date his employment ceases."

            4. Item 5.C. of the Agreement is deleted in its entirety, and the Executive's Base Salary increased to Five Hundred and Thirty-Six Thousand Dollars ($536,000).

            5. The following sub-section "E" shall be added to Item 8 of the
Agreement:

            "E. All of Executive's unexercised stock options as of the Amendment Effective Date shall be amended so that they remain exercisable for five (5) years after the date Executive's employment with Company ceases for any reason, to the extent vested on such date, but in no event later than 10 years after the date they were granted."

            6. Items 10.A, 10.B. and 11.A. through 11.C. of the Agreement are deleted in their entirety.

            7. The second sentence of Item 11.D. is deleted in its entirety and replaced by the following: "Except as otherwise provided in this Agreement, Company shall in no way be obligated to compensate Executive after the expiration of the initial sixty (60) days of disability."

            8. Item 11.F. is amended to delete the last five words "as provided in this Item" and replace them with the phrase, "by either Party, for any reason."

            9. That portion of the first sentence of Item 12.A.2., ending at sub-section (a), is amended as follows:


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            "Executive agrees that during the period of employment with Company and for a period of twelve (12) months after the last day of Executive's employment with Company, that Executive shall not directly or indirectly engage, either as a consultant, independent contractor, proprietor, stockholder, partner, owner, officer, director, employee or otherwise in any CLEC business which..."

            10. The following shall be added as sub-section "3" to Item 12.A. of the Agreement:

            "Notwithstanding the foregoing, nothing contained in Item 12.A.2., above, shall prohibit Executive from acting as a consultant, independent contractor, proprietor, stockholder, partner, owner, officer, director, employee or otherwise, of a private equity or other similar firm or business enterprise that may from time to time
            (i) own an interest in, or (ii) have partners, employees or others under its control sit on the board of or otherwise assist in the management of a CLEC business, provided, however, that Executive shall be prohibited from personally participating, directly or indirectly, in management of such CLEC business either as a consultant, director, employee or otherwise."

            11. Item 16 is amended to (i) delete the word "Nevada" and replace it with the words "New York," and (ii) delete the word "Clark" and replace it with the word "Monroe."

            12. Except as modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. It is the intention of the parties hereto that if this Amendment is void, becomes voidable, or otherwise is or becomes unenforceable as drafted, then the Agreement shall continue in full force and effect, in accordance with the terms and conditions thereof immediately prior to the execution of this Amendment. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.


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            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of this 20th day of September, 2002.

                                   MPOWER COMMUNICATIONS CORP.

                                   By: /s/ Russell I. Zuckerman
                                       -----------------------------------------
                                       Russell I. Zuckerman
                                       Senior Vice President and General Counsel

                                       /s/ Rolla P. Huff
                                       -----------------------------------------
                                       Rolla P. Huff


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